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Exhibit  23(d)(4)(d)(2)

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                            NATIONWIDE MUTUAL FUNDS,
                       VILLANOVA MUTUAL FUND CAPITAL TRUST
                                       AND
                            NORTHPOINTE CAPITAL, LLC
                    (FORMERLY VILLANOVA VALUE INVESTORS, LLC)
                             EFFECTIVE MARCH 1, 2001




FUNDS OF THE TRUST                                 ADVISORY FEES                                        EFFECTIVE DATE
Nationwide Value Opportunities Fund                0.70% on Subadviser Assets up to $250 million        December 1, 1999
                                                   0.675% on Subadviser Assets of $250 million and
                                                         more but less than $1 billion
                                                   0.65% on Subadviser Assets of $1 billion and
                                                         more but less than $2 billion
                                                   0.625% on Subadviser Assets of $2 billion and
                                                        more but less than $5 billion
                                                   0.60% for Subadviser Assets of $5 billion or more

NorthPointe Small Cap Value Fund                   0.85% of the Fund's average daily net assets         June 29, 2000

Prestige Large Cap Value Fund                      0.35% on Subadviser Assets up to $100 million        March 1, 2001
                                                   0.30% for Subadviser Assets of $100 million or more





                                   TRUST
                                   Nationwide  Mutual  Funds

                                   By:  /s/  Gerald  J.  Holland
                                   Name:  Gerald  J.  Holland
                                   Title:  Treasurer

                                   ADVISER
                                   Villanova  Mutual  Fund  Capital  Trust

                                   By:  /s/  Kevin  S.  Crossett
                                   Name:  Kevin  S.  Crossett
                                   Title:  V.P.  -  Associate  General  Counsel

                                   SUBADVISER:
                                   NORTHPOINTE  CAPITAL,  LLC

                                   By:  /s/  Kevin  S.  Crossett
                                   Name:  Kevin  S.  Crossett
                                   Title:  V.P.  -  Associate  General  Counsel


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